DELAWARE GROUP EQUITY FUND V

Registration No. 811-04997
FORM N-SAR
Semiannual Period Ended May 31, 2015

SUB-ITEM 77C: Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group? Equity Funds V (the ?Trust?), on behalf of Delaware Dividend Income Fund, Delaware Small Cap Core Fund, and Delaware Small Cap Value Fund (each, a ?Fund?  and together, the ?Funds?), held on March 31, 2015 and reconvened on April 21, 2015 for the proposals listed in items ( ii) and (iii) below, the shareholders of the Trust/the Funds voted to: (i) elect a Board of Trustees for the Trust; (ii) approve the implementation of a new ?manager of managers? order for the Funds; (iii) to revise the fundamental investment restriction relating to lending for the Funds; and (iv)(a) to revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares, (iv)(b) to revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand, and (iv)(c) to revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, Ann D. Borowiec, Joseph W. Chow, John A. Fry, Lucinda S. Landreth, Frances A. Sevilla-Sacasa, Thomas K. Whitford, Janet L. Yeomans, and J. Richard Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.
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The following proposals were submitted for a vote of the shareholders:
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1. To elect a Board of Trustees for the Trust.

A quorum of shares outstanding?of the Funds of the Trust was present, and the votes passed with a plurality of these Shares.

Thomas L. Bennett

Shares Voted For 64,643,320.727
Percentage of Outstanding Shares 47.396%
Percentage of Shares Voted 98.295%

Shares Withheld 1,121,120.883
Percentage of Outstanding Shares 0.822%
Percentage of Shares Voted 1.705%

Ann D. Borowiec

Shares Voted For 64,636,831.238
Percentage of Outstanding Shares 47.392%
Percentage of Shares Voted 98.285%

Shares Withheld 1,127,610.372
Percentage of Outstanding Shares 0.827%
Percentage of Shares Voted 1.715%

Joseph W. Chow

Shares Voted For 64,674,638.477
Percentage of Outstanding Shares 47.419%
Percentage of Shares Voted 98.343%

Shares Withheld 1,089,803.133
Percentage of Outstanding Shares 0.799%
Percentage of Shares Voted 1.657%

Patrick P. Coyne

Shares Voted For 64,651,688.325
Percentage of Outstanding Shares 47.403%
Percentage of Shares Voted 98.308%

Shares Withheld 1,112,753.285
Percentage of Outstanding Shares 0.816%
Percentage of Shares Voted 1.692%

John A. Fry

Shares Voted For 64,650,399.996
Percentage of Outstanding Shares 47.402%
Percentage of Shares Voted 98.306%

Shares Withheld 1,114,041.614
Percentage of Outstanding Shares 0.817%
Percentage of Shares Voted 1.694%

Lucinda S. Landreth

Shares Voted For 64,480,859.523
Percentage of Outstanding Shares 47.277%
Percentage of Shares Voted 98.048%

Shares Withheld 1,283,582.087
Percentage of Outstanding Shares 0.941%
Percentage of Shares Voted 1.952%

Frances A. Sevilla-Sacasa

Shares Voted For 64,630,920.741
Percentage of Outstanding Shares 47.387%
Percentage of Shares Voted 98.276%

Shares Withheld 1,133,520.869
Percentage of Outstanding Shares 0.831%
Percentage of Shares Voted 1.724%

Thomas K. Whitford

Shares Voted For 64,658,498.575
Percentage of Outstanding Shares 47.408%
Percentage of Shares Voted 98.318%

Shares Withheld 1,105,943.035
Percentage of Outstanding Shares 0.811%
Percentage of Shares Voted 1.682%

Janet L. Yeomans

Shares Voted For 64,554,155.912
Percentage of Outstanding Shares 47.331%
Percentage of Shares Voted 98.160%

Shares Withheld 1,210,285.698
Percentage of Outstanding Shares 0.887%
Percentage of Shares Voted 1.840%

J. Richard Zecher

Shares Voted For 64,365,840.678
Percentage of Outstanding Shares 47.193%
Percentage of Shares Voted 97.873%

Shares Withheld 1,398,600.932
Percentage of Outstanding Shares 1.025%
Percentage of Shares Voted 2.127%

2.?
To approve the implementation of a new ?manager of managers? order.

A quorum of the shares outstanding of each Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:

Delaware Dividend Income Fund

Shares Voted For 21,193,097.978
Percentage of Outstanding Shares 36.186%
Percentage of Shares Voted 71.919%

Shares Voted Against 659,358.972
Percentage of Outstanding Shares 1.126%
Percentage of Shares Voted 2.238%

Shares Abstained 799,708.658
Percentage of Outstanding Shares 1.365%
Percentage of Shares Voted 2.714%
Broker Non-Votes 6,815,846.000

Delaware Small Cap Core Fund

Shares Voted For 10,047,882.536
Percentage of Outstanding Shares 38.814%
Percentage of Shares Voted 75.912%

Shares Voted Against 180,762.815
Percentage of Outstanding Shares 0.698%
Percentage of Shares Voted 1.366%

Shares Abstained 205,236.995
Percentage of Outstanding Shares 0.793%
Percentage of Shares Voted 1.551%
Broker Non-Votes 2,802,391.000

Delaware Small Cap Value Fund

Shares Voted For 21,625,090.842
Percentage of Outstanding Shares 41.640%
Percentage of Shares Voted 80.318%

Shares Voted Against 607,915.966
Percentage of Outstanding Shares 1.171%
Percentage of Shares Voted 2.258%

Shares Abstained 471,843.204
Percentage of Outstanding Shares 0.909%
Percentage of Shares Voted 1.752%
Broker Non-Votes 4,219,365.901

3. To revise the fundamental investment restriction relating to lending.

A quorum of the shares outstanding of each Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:

Delaware Dividend Income Fund

Shares Voted For 21,047,950.943
Percentage of Outstanding Shares 35.938%
Percentage of Shares Voted 71.426%

Shares Voted Against 752,083.411
Percentage of Outstanding Shares 1.284%
Percentage of Shares Voted 2.552%

Shares Abstained 852,130.254
Percentage of Outstanding Shares 1.455%
Percentage of Shares Voted 2.892%
Broker Non-Votes 6,815,847.000

Delaware Small Cap Core Fund

Shares Voted For 9,931,376.878
Percentage of Outstanding Shares 38.364%
Percentage of Shares Voted 75.032%

Shares Voted Against 270,226.178
Percentage of Outstanding Shares 1.044%
Percentage of Shares Voted 2.042%

Shares Abstained 232,280.290
Percentage of Outstanding Shares 0.897%
Percentage of Shares Voted 1.755%
Broker Non-Votes 2,802,390.000

Delaware Small Cap Value Fund

Shares Voted For 21,522,527.825
Percentage of Outstanding Shares 41.443%
Percentage of Shares Voted 79.937%

Shares Voted Against 697,912.167
Percentage of Outstanding Shares 1.344%
Percentage of Shares Voted 2.592%

Shares Abstained 484,406.020
Percentage of Outstanding Shares 0.933%
Percentage of Shares Voted 1.799%
Broker Non-Votes 4,219,369.901

4.(a) To revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:

Delaware Group Equity Funds V

Shares Voted For 48,505,746.622
Percentage of Outstanding Shares 35.564%
Percentage of Shares Voted 73.757%

Shares Voted Against 1,241,678.671
Percentage of Outstanding Shares 0.910%
Percentage of Shares Voted 1.888%

Shares Abstained 1,352,031.416
Percentage of Outstanding Shares 0.991%
Percentage of Shares Voted 2.056%
Broker Non-Votes 14,664,984.901

4.(b) To revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:

Delaware Group Equity Funds V

Shares Voted For 46,366,524.652
Percentage of Outstanding Shares 33.996%
Percentage of Shares Voted 70.504%

Shares Voted Against 3,397,117.943
Percentage of Outstanding Shares 2.491%
Percentage of Shares Voted 5.166%

Shares Abstained 1,335,795.114
Percentage of Outstanding Shares 0.979%
Percentage of Shares Voted 2.031%
Broker Non-Votes 14,665,003.901

4.(c) To revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:

Delaware Group Equity Funds V

Shares Voted For 48,715,957.282
Percentage of Outstanding Shares 35.718%
Percentage of Shares Voted 74.076%

Shares Voted Against 1,079,500.253
Percentage of Outstanding Shares 0.791%
Percentage of Shares Voted 1.641%

Shares Abstained 1,304,004.174
Percentage of Outstanding Shares 0.956%
Percentage of Shares Voted 1.983%
Broker Non-Votes 14,664,979.901

SUB-ITEM 77Q1: Exhibits

Exhibit Reference

77.Q1(a) Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group Equity Funds V (May 21, 2015), attached as Exhibit.

77.Q1(a) Amended and Restated By-Laws of Delaware Group Equity Funds V Funds (April 1, 2015), attached as Exhibit.
WS: MFG_Philadelphia: 893215: v1

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